EXHIBIT 99.2

Hemisphere Media Group Announces $25 Million Share Repurchase Plan

MIAMI, FL – June 20, 2017 – Hemisphere Media Group, Inc. (NASDAQ:HMTV) ("Hemisphere" or the "Company"), announced today that its Board of Directors has authorized the repurchase of up to $25 million of the Company’s Class A common stock.

“We believe that our consistent strong performance, financial strength, differentiated business model and long-term growth prospects are not appropriately reflected in our current stock price,” said Alan Sokol, Chief Executive Officer of Hemisphere. “The stock repurchase program authorized by our Board of Directors underscores our commitment to creating shareholder value, while also maintaining the financial flexibility to continue to invest in our business and pursue our acquisition strategy.”

Repurchases made under the plan are subject to the applicable requirements of Rules 10b5-1 and 10b-18 under the U.S. Securities Exchange Act of 1934 as well as certain price, market, volume, and timing constraints specified in the plan. Since repurchases under the plan are subject to certain constraints, there is no guarantee as to the exact number of shares that will be repurchased under the plan. Subject to the rules and regulations of the Exchange Act and other applicable laws, the Plan may be suspended or discontinued at any time in the Company's sole discretion.

Forward-Looking Statements

Statements in this press release and oral statements made from time to time by representatives of Hemisphere may contain certain statements about Hemisphere and its consolidated subsidiaries that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to Hemisphere’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of Hemisphere and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the headings “Risk Factors” and “Forward-Looking Statements” in Hemisphere’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Hemisphere’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Hemisphere undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.
Hemisphere Media Group, Inc. (NASDAQ:HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth U.S. Hispanic and Latin American markets with leading broadcast and cable television and digital content platforms. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico, and has ownership interests in a new broadcast television network in Colombia and a Spanish-language OTT service in the U.S. Hemisphere's portfolio consists of:
—	Cinelatino, the leading Spanish-language movie channel with over 20 million subscribers across the U.S., Latin America and Canada, including 4.6 million subscribers in the U.S. and 16 million subscribers in Latin America, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.
—	WAPA, Puerto Rico's leading broadcast television network with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA produces approximately 70 hours per week of top-rated news and entertainment programming.
—	WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA. WAPA America is distributed in the U.S. to 5.3 million subscribers.
—	Pasiones, dedicated to showcasing the most popular telenovelas and serialized dramas, distributed in the U.S. and Latin America. Pasiones has 4.6 million subscribers in the U.S. and 13.5 million subscribers in Latin America.
—	Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third-largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America. Centroamerica TV is distributed in the U.S. to 4.1 million subscribers.
—	Television Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, entertainment and baseball programming from the Dominican Republic. Television Dominicana is distributed in the U.S. to 3.3 million subscribers.
—	Canal Uno, a partnership with leading Colombian content producers, is one of only three national broadcast television networks in Colombia. The partnership was awarded a 10-year renewable broadcast TV concession for Canal Uno in Colombia in 2016. The concession provides the partnership with a rare opportunity to access one of Latin America's most robust and stable economies with an attractive television advertising market. It also provides Hemisphere the opportunity to produce high quality content, which can be repurposed on HMTV's channels and syndicated internationally. The partnership began operating the network on May 1, 2017.
—	OTT Platform (name-to-be-disclosed), a cross-platform Spanish-language digital subscription service that is well positioned to be the dominant player in the Spanish-language digital/OTT space. The service will allow audiences to access many of the best and most current Spanish-language films and is expected to launch in 2017. It will include content from Hemisphere's movie library, Pantelion's U.S. theatrical titles, Lionsgate's movie library, and Televisa's theatrical releases in Mexico. The service will utilize STARZ's technology platform and leverage Univision's marketing and distribution.
—	REMEZCLA, an influential digital media company targeting English speaking and bilingual U.S. Hispanics aged 18-35 through innovative digital content. Hemisphere's investment is a complementary extension of its portfolio, broadening the Company's footprint and its reach with the highly coveted Millennial audience.

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com